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                                                                     EXHIBIT 4.5



                     INFORMATION RESOURCE ENGINEERING, INC.
                     INCENTIVE STOCK OPTION AWARD AGREEMENT

                                                                            Date

Employee Name
and Address


Dear

The Board of Directors of Information Resource Engineering, Inc. (the "Company") has granted to you on the date indicated above an Incentive Stock Option to purchase ________ shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") at an exercise price of $__________ per share.

1.       Acceptance of Incentive Stock Option Award Agreement

         Your execution of this Incentive Stock Option Award Agreement indicates your acceptance of and your willingness to be bound by its terms. It imposes no obligation upon you to purchase any of the shares subject to your option. Your obligation to purchase shares arises only upon your exercise of the option in the manner set forth in paragraph 3 hereof.

2.       Time of Exercise

         The option granted to you hereunder may be exercised, on a cumulative basis, as to _____________ percent of the total number of shares covered hereby per year commencing from the date of the grant of the option hereunder, until the expiration of the option; provided, however, that this option may not be exercised as to less than 100 shares at any one time. This option expires on __________________ whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs 6,7 and 8 hereof.

3.       Method of Exercise

         This option shall be exercisable by a written notice signed by you and delivered to the Company at its principal executive offices, attention of the Treasurer of the Company, signifying your election to exercise the option, and accompanied by cash or a certified check to the order of the Company for the full purchase price of the shares being purchased. The notice, which must be substantially in the form annexed hereto as Appendix "A", must state the number of shares of Common Stock as to which your option is being exercised. If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of the option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the option.
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4.       Issuance of Certificates Upon Exercise of Option

         Certificates representing the shares of the Common Stock for which payment is made upon exercise of this option shall be issued as soon as practicable. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to the shares subject to this option.

         The Company will use reasonable efforts to comply with all applicable federal and state laws, rules and regulations or any applicable listing requirements of any securities exchange on which the Common Stock is then listed.

5.       Investment Covenant

         You represent and agree that as a condition to the exercise of this option, the shares of Common Stock of the Company that you acquire under this option will be purchased for investment and not with a view for distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

6.       Termination of Employment

         If your employment with the Company (or a subsidiary thereof) is terminated for any reason other than by death, disability or retirement at age 65, you may exercise this option within three months of the date of termination to the extent this option was exercisable on the date of termination; provided, however, that such exercise must occur not later than ______.

7.       Retirement or Disability

         If your employment with the Company (or a subsidiary thereof) is terminated by reason of your disability or retirement at age 65, you may exercise this option within three months from the date of termination due to retirement or within one year from the date of termination due to disability to the extent this option was exercisable on the date of termination; provided, however, that such exercise must occur not later than _____________________.

8.       Death

         If you die while employed by the Company (or a subsidiary thereof), or die within three months after termination of your employment due to retirement at age 65, this option may be exercised by the person or persons to whom your rights under the option are transferred by will or by the laws of descent and distribution within three months from the date of your death to the extent this option was exercisable on the date of your death, but in no event later than ______________
         ______.

9.       Non-Transferability of Option

         This option shall not be transferable or assignable except by will or the laws of descent and distribution, and may be exercised during your lifetime only by you.
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10.      Adjustments Upon Certain Changes In Capitalization

         If at any time after the date of grant of this option, the Company shall, by stock dividend, stock split, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common Stock into a different number, kind or class of shares or other securities or property, then the number of shares covered by this option and the price of each share shall be proportionately adjusted for any such change by the Board of Directors, whose determination shall be final, binding and conclusive. In the event of a liquidation of the Company, or a merger, acquisition, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options granted hereby shall be deemed canceled unless the surviving corporation in any such merger, reorganization or consolidation elects to assume the option granted hereby or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if the option granted hereby would otherwise be canceled in accordance with the foregoing, you shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, acquisition, merger or consolidation, to exercise this option in whole or in part, such exercise to be effective only upon such liquidation, or the closing of such acquisition, merger or consolidation. Any fraction of a share resulting from the foregoing adjustments shall be eliminated and the price per share of the remaining shares subject to this option adjusted accordingly.

                                                                    INFORMATION RESOURCE ENGINEERING, INC.



                                                                    BY:
                                                                       -----------------------------------------

         AGREED TO AND ACCEPTED


         -------------- ----------------------------------
         Date              Employee Name

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                                  APPENDIX "A"
                   FORM OF NOTICE OF EXERCISE OF STOCK OPTION

                                     [Name and Address of Optionee]

                                               [Date]

Information Resource Engineering, Inc.
8029 Corporate Drive
Baltimore, Md. 21236


                          Re: Exercise of Stock Option


Gentlemen:

         In accordance with the terms of the Incentive Stock Option Agreement between Information Resource Engineering, Inc. (the "Company") and the undersigned dated _______________, I hereby elect to exercise said option to purchase ___________ shares at the purchase price of $________ per share. In connection therewith, enclosed please find a certified check payable to the order of the Company in the amount of $___________.

My social security number is ___________________.

Please arrange to have a certificate(s) for the purchased shares issued in the denomination(s) of _____________________________.



                                     Yours Truly,




                                     ------------------------------------------
                                     [Signature]